Exhibit 10.7

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

A COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

Between

AmpliPhi Biosciences Corporation

800 E. Leigh St Suite 54

Richmond, VA 23219

(hereinafter AmpliPhi)

and

United States Army Medical Research and Materiel Command

504 Scott Street

Fort Detrick, Maryland 21702-5012

United States of America

(hereinafter USAMRMC)

 Article 1. Background

 1.00 This Agreement is entered into under the authority of the Federal Technology Transfer Act of 1986, 15 U.S.C. 3710a, et seq., between AmpliPhi and the USAMRMC, the Parties to this Agreement.

 1.01 The USAMRMC, on behalf of the US Government desires to collaborate with AmpliPhi on the research and development of therapeutic bacteriophages for bums, skin and soft tissue infections, and diarrheal diseases resulting from infections with multiple pathogens. Multidrug resistant S. aureus and Pseudomonas aeruginosa have been a significant challenge for the United States military in its medical treatment facilities during the military engagements of the past decade, including in burns and combat wound infections. One potential treatment option for antibiotic-resistant S. aureus and Pseudomonas aeruginosa is lytic bacteriophages, which naturally infect the bacteria E. coli infections are a primary cause of diarrheal diseases leading to lost deployment and hospitalization across all branches of the Military. Initially Parties plan to collaborate to develop bacteriophage treatment for skin and soft tissue infections. Research will include determination of bacteriophage diversity, specificity, abundance, ease of isolation, cGMP manufacturing, and clinical trials, with the goal of obtaining United States Food and Drug Administration (FDA) approval for these specific indications.

 1.02 If the initial research studies described are successful, then the Parties may choose to collaborate on the research and development of bacteriophages effective against other diseases of mutual interest, especially diarrheal diseases.

Final_June 2013	1

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 1.03 The goals of the Parties in this collaboration are to obtain FDA-approved therapeutic alternatives for skin and soft tissue infections and diarrheal diseases and improved capability to respond to biological threat agents. To satisfy requirements for both US military and commercial needs for such products, additional GMP manufacturing capability will be required.

The Parties intend to cooperate in the research activities set forth in the attached Scope of Work (SOW) described in Appendix A.

THEREFORE, the Parties agree as follows:

 Article 2. Definitions

 2.00 The following terms are defined for this Agreement as follows:

 2.01 “Agreement” means this Cooperative Research and Development Agreement (CRADA).

 2.02 “Confidential Information” means all information disclosed by the Discloser hereunder that should reasonably be understood by the Recipient, because of legends or other markings, the circumstances of disclosure, or the nature of the information itself, to be proprietary and confidential to the Discloser, and includes information relating to the Discloser’s business, including, without limitation, business plans, proposals, forecasts, financial data, industry information, customer and prospect lists and information, personnel data, contract information, properties, methods of operation, software (including, without limitation, source code, specifications, interfaces, data, works-in-process, prototype and test versions, design documents and documentation), trade secrets, inventions, discoveries, tools, frameworks, know-how, and other intellectual property. “Confidential Information” includes confidential information that was disclosed by Discloser to Recipient prior to the date hereof as well as information currently provided and to be provided during the term of this Agreement. Confidential Information may be disclosed in written or other tangible form (including as recorded on magnetic, optical or other storage media) or by electronic, oral, visual or other means. Confidential Information disclosed orally must be designated in writing as “Confidential” within 30 days of disclosure.

Confidential Information does not include information that:

(i) is generally known, or becomes generally known or available during the period of this Agreement from other sources without obligations concerning confidentiality;

(ii) is already available to the Recipient without any obligation concerning its confidentiality; or

(iii) is independently developed by or on behalf of the Recipient, without reliance on the information received hereunder.

 2.03 “Discloser” is the Party disclosing Confidential Information and “Recipient” is the Party receiving Confidential Information from the Discloser.

 2.04 “Invention” and “Made” have the meanings set forth in Title 15 U.S.C.§§ 3703(7) and (8). Specifically, “Invention” means any invention or discovery which is or may be patentable or otherwise protected under Title 35 or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. § 2321 et seq.) and “Made” when used in conjunction with any invention means the conception or first actual reduction to practice of such invention.

Final_June 2013	2

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 2.05 “Materials” refers to any material provided under this Agreement, including but not limited to bacteriophages provided by AmpliPhi.

 2.06 “Step” is defined by the USAMRMC WRAIR Pilot Bioproduction Facility (PBF) as a scheduled production. It is identified on the PBF production schedule as 1-2 cleanroom weeks.

 2.07 “Subject Data” means all recorded information first produced in the performance of this Agreement.

 2.08 “Subject Invention” means any Invention Made as a consequence of, or in relation to, the performance of work under this Agreement.

 2.09 “USAMRMC” is the United States Army Medical Research and Materiel Command, located at 504 Scott Street, Fort Detrick, Maryland 21702-5012, and includes all subordinate units of the USAMRMC including but not limited to:

The Walter Reed Army Institute of Research (“WRAIR”) and

The United States Army Medical Materiel Development Activity (“USAMMDA”).

The United States Army Institute of Surgical Research (USAISR)

 Article 3. Research and Development Scope and Administration

 3.01 Scope of Work. Research and development performed under this Agreement shall be performed in accordance with the Scope of Work (“SOW”) incorporated as a part of this Agreement at Appendix A. It is agreed that any descriptions, statements, or specifications in the SOW shall be interpreted as goals and objectives of the services to be provided under this Agreement and not requirements or warranties. USAMRMC and AmpliPhi will endeavor to achieve the goals and objectives of such services; however, each Party acknowledges that such goals and objectives, or any anticipated schedule of performance, may not be achieved.

 3.01 Review of Work. Periodic conferences shall be held between the Parties for the purpose of reviewing the progress of work. It is understood that the nature of this research is such that completion within the period of performance specified, or within the limits of the financial support allocated, cannot be guaranteed. Accordingly, all research will be performed in good faith.

 3.02 Principal Investigator. Any work required by the USAMRMC under the SOW will be performed under the supervision of Mikeljon Nikolich, Chief, Department of Emerging Bacterial Infections, Bacterial Diseases Branch USAMRMC (WRAIR), 503 Robert Grant Avenue, Silver Spring, MD, 20910, (301) 319-9469, mikeljon.nikolich@us.armv.mil, and Dr. Cliff Snyder, Product Manager USAMRMC (USAMMDA), 1430 Veterans Drive, Fort Detrick, MD, 21702, (301) 619-4821, Clifford.snyder@us.army.mil who, as co-principal investigators have responsibility for the scientific and technical conduct of this project on behalf of the USAMRMC. Any work required by AmpliPhi under the SOW will be performed under the supervision of Dr. Phil Young, 800 E. Leigh St Suite 54, Richmond, Virginia 23219, phone: 1-650-888-2422, pjy@ampliphibio.corn, who, as co-principal investigator has responsibility for the scientific and technical conduct of this project on behalf of AmpliPhi.

Final_June 2013	3

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 3.03 Collaboration Changes. If at any time the co-principal investigators determine that the research data dictates a substantial change in the direction of the work, the parties shall make a good faith effort to agree on any necessary change to the SOW and make the change in writing by amendment of this Agreement and/or the SOW as specified in §13.06 below.

 3.04 Final Report. The Parties shall prepare a final report of the results of this project within three months after completing the work described in the SOW or of termination of this Agreement in accordance with Article 10.

 Article 4. Ownership and Use of Physical Property

 4.00 Ownership of Materials or Equipment. All Materials or equipment developed, supplied, or acquired under this Agreement by the Parties shall be the property of the Party which developed, supplied, or acquired the Materials or equipment. Equipment provided by USAMRMC which through normal use at the termination of the Agreement has a salvage value that is less than the return shipping costs shall become the property of AmpliPhi.

 4.01 Use of Provided Materials. Both Parties agree that any Materials relating to this Agreement that are provided by one Party to the other Party will be used for research and development purposes only and only for purposes related to this Agreement and Scope of Work. The Materials shall not be sold, offered for sale, used for commercial purposes, or be furnished to any third-party, including any contractor of USAMRMC, without advance written approval from the provider of the Material (specifically from the official signing this Agreement or another official to whom the authority has been delegated), and any use or furnishing of Materials shall be subject to the restrictions and obligations imposed by this Agreement.

 Article 5. Financial Obligation

 5.00 Funding. Unless otherwise specifically set forth in the SOW attached as Appendix A or in future modifications to this Agreement, or in agreed upon Budget attached as Appendix B, each Party shall be individually responsible for funding its own researchers throughout this Agreement including salaries, overhead and indirect costs, and each Party shall pay its own facilities costs, including the costs associated with USAMRMC facilities. Each Party shall furnish the resources, personnel, Materials, equipment, and/or funds required to complete the work and develop the deliverables described in the SOW.

 5.01 Completion of SOW and deliverables described are contingent on availability of funding. Unfunded and/or unexpected tasks will be identified by the Parties so that payment options can be discussed and negotiated. USAMRMC shall not be obligated to perform any of the research specified herein or to take any other action required by this Agreement if the agreed upon funds are not deposited as required by this Article.

Final_June 2013	4

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 5.02 Both the USAMRMC and AmpliPhi are funding this research and development effort. For tasks being funded by AmpliPhi, as designated in Appendix B and agreed upon by the Parties, the performance of research and development by USAMRMC under this Agreement is conditioned on the advance payment by AmpliPhi. Parties agree to confer and make either “Go” or ‘‘No-Go” decisions prior to the 90, 60, and 30 day penalty triggering time-points for PBF “steps”. Such decision points are specifically for the purpose of avoiding or minimizing cancellation or rescheduling charges as set forth below. Note: At the time of CRADA signing the Parties acknowledge that initial PBF S aureus “steps” are scheduled within a 60 day timeframe and may change slightly dependant on scientific/technical readiness. Therefore initial S aureus steps (Master and Working Cell banks) are not subject to the 60 or 30 day rescheduling penalty set forth below.

 5.03 Deposit Account: For USAMRMC (WRAIR) Pilot Bioproduction Facility (PBF): AmpliPhi shall send advanced payment on an agreed upon schedule to USAMRMC (WRAIR) for the performance of the research specified in Appendix A. A schedule of payments will be agreed upon by the Parties per the Budget Appendix Band project timelines. USAMRMC (WRAIR) will invoice AmpliPhi for the “step” according to the cost listed in Appendix B. The payments are due on receipt of the invoice and 30 days ahead of the scheduled “step” under the SOW. Such funds shall be deposited in Department of the Army, Special Collaborative Agreement Account upon execution of this agreement. The check(s) should be made payable to “U.S. Treasury/WRAIR” and sent via private carrier (Federal Express, UPS. DHL. etc.) to:

Susie Mathews, Pilot Bioproduction Facility

Walter Reed Army Institute of Research

9100 Brookville Road, Bldg 501

Silver Spring, Maryland 20910-7500

Notification of payment should also be made by email to:

Augustina.O.Asah-Boham.ctr@us.army.mil

 5.04 Cancellation and Reschedule charges if Unilateral Decision by AmpliPhi: USAMRMC (WRAIR) shall charge AmpliPhi in full for any cancellation with in the 60 day window of the scheduled “step” under the SOW i.e. charges for that scheduled “step” will be due in full, in the event that AmpliPhi unilaterally cancels a “step” at the USAMRMC (WRAIR) PBF facility. Additionally, USAMRMC (WRAIR) shall charge AmpliPhi in full for any reschedule within 30 days of the scheduled “step” under the SOW in the event that AmpliPhi unilaterally requires rescheduling independently from the USAMRMC (WRAIR). The USAMRMC (WRAIR) will charge AmpliPhi 15% and 10% of the cost of the scheduled “step” respectively, if reschedule is within 60 days or 90 days of scheduled “step” in the event that AmpliPhi unilaterally requires rescheduling independently from the USAMRMC Bacteriophage Working Group.

 5.05 Cancellation and Reschedule charges if Unilateral Decision by USAMRMC: In the event that USAMRMC (WRAIR) requires cancellation of the scheduled “step” under the SOW independently of AmpliPhi, and is unable to reschedule within 60 days of the scheduled “step” under the SOW, then USAMRMC (WRAIR) will turn over all materials manufactured as part of this CRADA to AmpliPhi and credit all monies paid by AmpliPhi for the cancelled “step” toward a future “step”. AmpliPhi will be given the next available PBF time slot suitable for the rescheduled “step”.

Final_June 2013	5

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 5.06 Cancellation and Reschedule charges if Joint Decision between AmpliPhi and USAMRMC: If AmpliPhi and the USAMRMC through its Bacteriophage Working Group mutually agree to cancel or reschedule a “step” at the USAMRMC (WRAIR) facility then reimbursement for the cost of loss as per the timeframes and terms indicated in 5.04 (within 90, 60, 30 days of scheduled run) will be shared equally between AmpliPhi and USAMRMC. Each Party (AmpliPhi and USAMRMC) will reimburse WRAIR 50% of costs.

 5.07 Storage charges: AmpliPhi will be responsible for the cost of storage of manufactured materials outside of this CRADA (or future Modifications) SOW after the first 6 months of production or receipt of any material for the next year. This cost will be based on the amount of space that AmpliPhi’s materials occupy in storage units at that time. AmpliPhi will be invoiced once per year for materials stored on site on/about 1 July of that year. AmpliPhi will have the option to assess current inventory and to make requests to destroy or transfer material as appropriate at any time during the year. If AmpliPhi notifies USAMRMC (WRAIR) of intent to dispose of stored material prior to the storage invoice date (July 1 of each year), they will not be charged for the unused storage space.

 5.08 Accounting Records. USAMRMC (WRAIR) shall maintain separate and distinct current accounts, records, and other evidence supporting all its expenditures under this Agreement. The accounts and records of USAMRMC (WRAIR) shall be available for reasonable inspection and copying by AmpliPhi and/or its authorized representative.

 5.09 Deposit Account For USAMRMC (USAMMDA):

For agreed upon reimbursement of SOW tasks performed by USAMRMC (USAMMDA),AmpliPhi will make check(s) payable to “U.S. Treasury/USAMMDA” and sent via private carrier (Federal Express, UPS. DHL. etc.) to:

Judy Holian

Office of Research and Technology Applications

US Army Medical Materiel Development Activity 1430 Veterans Drive

Fort Detrick, MD 21702-5009

Notification of payment should also be made by email to:

clifford.snyder@us.armv.mil

 5.10 Other Agreements. The Parties may mutually agree to enter into additional or superseding mechanisms (procurement contract or cooperative agreement) to carry out some or all of the work contemplated in this Agreement.

 Article 6. Patent Rights

 6.00 Reporting. The Parties shall report to each other all Subject Inventions Made in the course of performing the SOW within 30 days of being Made or as soon as practicable. All Subject Inventions Made during the performance of this Agreement also shall be listed in the Final Report required by this Agreement.

Final_June 2013	6

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 6.01 AmpliPhi Inventions. USAMRMC waives any ownership rights the US Government may have in Subject Invention s Made by AmpliPhi, its employees, contractors, consultant s, agents, subsidiaries or affiliates, and agrees that AmpliPhi shall have the option to retain title in Subject Inventions Made by AmpliPhi, ITS SUBSIDIARI ES OR AFFILIATES AND THEIR RESPECTIVE employees, contractors, consultants, agents. AmpliPhi shall notify USAMRMC within 60 days after reporting the Subject Invention that it is making this election and agrees to timely file a patent application on AmpliPhi’s Subject Invention, as described below in Article 6.05, at its own expense. Any Invention arising under this Agreement is subject to the retention by the US Government of a nonexclusive, nontransferable, irrevocable, paid-up license to practice, or have practiced, the Subject Invention throughout the world by or on behalf of the US Government for non-commercial uses.

 6.02 USAMRMC Employee Inventions. USAMRMC shall have the initial option to retain title to, and file a patent application for, each Subject Invention Made by USAMRMC or its employees. The USAMRMC agrees to grant an exclusive license to any Subject Invention arising under this Agreement to AmpliPhi in accordance with Title 15 US Code Section 3710a, on terms negotiated in good faith.

 6.03 Joint Inventions. Any Subject Invention patentable under US or foreign patent law which is Made jointly by USAMRMC employees and AmpliPhi employees under this Agreement shall be jointly owned by the Parties. At the appropriate time, the Parties shall discuss together a filing strategy and filing expenses related to the filing of the patent covering the Subject Invention. If a Party decides not to retain its ownership rights to a jointly owned Subject Invention, it shall offer to assign such rights to the other Party, pursuant to Paragraph 6.05, below.

 6.04 Contractor Inventions. INTENTIONALLY OMITTED.

 6.05 Filing of Patent Applications. The Party having the right to retain title to, and file patent applications on, a specific Subject Invention may elect not to file patent applications, provided it so advises the other Party within 90 days from the date it reports the Subject Invention to the other Party. Thereafter, the other Party may elect to file patent applications on the Subject Invention and the Party initially reporting the Subject Invention agrees to assign its ownership interest in the Subject Invention to the other Party.

 6.06 Patent Expenses. Except for joint inventions as discussed in § 6.03, the expenses attendant to the filing of patent applications shall be borne by the Party filing the patent application. Each Party shall provide the other Party with copies of the patent applications it files on any Subject Invention along with the power to inspect and make copies of all documents retained in the official patent application files by the applicable patent office. The Parties agree to reasonably cooperate with each other in the preparation and filing of patent applications resulting from this Agreement.

Final_June 2013	7

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 Article 7. Exclusive License

 7.01 Grant. The USAMRMC agrees to grant to AmpliPhi an exclusive license in each US or foreign patent application, and patents issued thereon, covering Subject Inventions, which are filed by the USAMRMC. Such license is subject to the reservation of a nonexclusive, nontransferable, irrevocable, paid-up license to practice and have practiced the Subject Invention on behalf of the United States.

 7.02 Exclusive License Terms. AmpliPhi shall elect or decline to exercise its right to acquire an exclusive license to any Subject Invention within six months of being informed by the USAMRMC of the Subject Invention. The specific royalty rate and other terms of license shall be negotiated promptly in good faith and in conformance with the laws of the United States.

 Article 8. Background Patents and Inventions

 8.00 AmpliPhi holds enforceable Background Patents and Background Inventions, meaning patents obtained and inventions conceived of and reduced to practice or made the subject of a patent application in accordance with patent law in the United States, or in any other country or region, before the effective date of this Agreement. These Background Patents and Background Inventions are the exclusive property of AmpliPhi and the USAMRMC is not acquiring any rights in these Background Patents and Background Inventions through this Agreement, regardless of whether the Background Patents and Background Inventions are improved, further developed or refined through this Agreement.

 Article 9. Subject Data and Confidential Information

 9.00 Subject Data Ownership. Subject Data shall be jointly owned by the Parties. Either Party, upon request of the other Party, shall have the right to review and to request delivery of all Subject Data, and delivery shall be made to the requesting Party within two weeks of the request, except to the extent that such Subject Data are subject to a claim of confidentiality or privilege by a third party.

 9.01 Confidential Information. The Parties agree that any Confidential Information furnished by one Party (the Provider) to the other Party (the Recipient) under this Agreement, or in contemplation of this Agreement, shall be used, reproduced and disclosed by the Recipient only for the purpose of carrying out this Agreement, and shall not be released by the Recipient to third parties unless written con sent to such release is obtained from the Provider.

 9.02 Army limited-access database. Notwithstanding anything to the contrary in this Article, the existence of established CRADAs specifying areas of research and their total dollar amounts may be documented on limited access, password-protected websites of the USAMRMC and the US Army, to provide leadership with a complete picture of military research efforts.

 9.03 USAMRMC Contractors. AmpliPhi acknowledges that USAMRMC will use contractors in the course of performing this Agreement. Any disclosure of AmpliPhi’s proprietary information to USAMRMC ‘s contractors shall be solely for the purposes of carrying out this Agreement, and shall be subject to the non-disclosure and confidentiality obligations imposed by USAMRMC on the contractors. USAMRMC agrees that it has or will ensure that its contractors have the obligation not to disclose AmpliPhi’s Confidential Information, except as required by law or court order, before Contractor employees have access to AmpliPhi’s Confidential Information under this Agreement.

Final_June 2013	8

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 9.04 AmpliPhi Contractors. USAMRMC acknowledges and agrees to allow AmpliPhi’s disclosure of USAMRMC’s Confidential Information if applicable, and all Subject Data, to AmpliPhi’s consultants or contractors for the purposes of carrying out this Agreement. AmpliPhi agrees that it has or will ensure that its Contractors have the obligation not to disclose USAMRMC’s Confidential Information, except as required by law or court order, before Contractor employees have access to USAMRMC’s Confidential Information under this Agreement.

 9.05 Release Restrictions. To the extent it does not reveal or relate to Confidential Information, USAMRMC shall have the right to use all Subject Data for any Governmental purpose, but shall not release Subject Data publicly except: (i) USAMRM C in reporting on the results of research may publish Subject Data in technical articles and other documents to the extent it determines to be appropriate; and (ii) USAMRMC may release Subject Data where release is required by law or court order. The Parties agree to confer prior to the publication of Subject Data to assure that no Confidential Information is released and that patent rights are not jeopardized. Prior to submitting a manuscript for review which contains the results of the research under this Agreement, or prior to publication if no such review is made, each Party shall be offered an ample opportunity to review any proposed manuscript and to file patent applications in a timely manner.

 9.06 FDA and FDA Documents. If this Agreement results in a product regulated by the FDA, then AmpliPhi will file any required documentation with the FDA. It is understood that AmpliPhi is to be the Investigational New Drug (JND) Sponsor as that term is defined by the FDA of any drug or biological developed as a result of this Agreement. AmpliPhi will include USAMRMC representatives in all FDA correspondence, and FDA meetings involving products collaborated on in the CRADA SOW.

 9.07 Clinical Specimens/Samples: The Parties intend to collaborate in the conduct of future clinical trials. Rights and usage of any future clinical trial specimens and samples will be shared by the Parties.

 Article 10. Termination

 10.00 Termination by Mutual Consent. AmpliPhi and USAMRMC may elect to terminate this Agreement, or portions thereof, at any time by mutual consent.

 10.01 Termination by Unilateral Action. Either Party may unilaterally terminate this entire Agreement at any time by giving the other Party written notice, not less than 60 days prior to the desired termination date.

 10.02 Termination Procedures. In the event of termination, the Parties shall specify the disposition of all property, patents and other results of work accomplished or in progress, arising from or performed under this Agreement by written notice. Upon receipt of a written termination notice, the Parties shall not make any new commitments and shall, to the extent feasible, cancel all outstanding commitments that relate to this Agreement. Notwithstanding any other provision of this Agreement, any exclusive license entered into by the Parties relating to this Agreement shall be simultaneously terminated unless the Parties agree to retain such exclusive license.

Final_June 2013	9

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 Article 11. Disputes

 11.00 Settlement. Any dispute arising under this Agreement which is not disposed of by agreement of the principal investigators shall be submitted jointly to the signatories of this Agreement. A joint decision of the signatories or their designees shall be the disposition of such dispute. If the Parties cannot reach a joint decision, either Party may terminate this Agreement immediately, and pursue all available remedies at law.

 Article 12. Liability

 12.01 Property. Neither Party shall be responsible for damages to any property provided to, or acquired by, the other Party pursuant to this Agreement.

 12.02 No Warranty. The Parties make no express or implied warranty as to any matter whatsoever, including the conditions of the research or any Invention or product, whether tangible or intangible, Made, or developed under this agreement, or the merchantability, or fitness for a particular purpose of the research or any Invention or product. The Parties further make no warranty that the use of any invention or other intellectual property or product contributed, Made or developed under this Agreement will not infringe any other United States or foreign patent or other intellectual property right.

 12.03 Limitation of Liability. In the event of any material breach by a Party of its obligations under this Agreement, such Party shall be liable for the direct damages suffered by the other Party that are caused by such breach in accordance with applicable law. In no event will any Party be liable to any other Party for any indirect, incidental, special, compensatory, punitive, exemplary or consequential damages, whether or not such Party was advised of the possibility of such damages or such damages were reasonably foreseeable.

 Article 13. Miscellaneous

 13.00 Governing Law. This Agreement is a contract that shall be governed by the Jaws of the United States.

 13.01 Effect on current or future agreements between the Parties. The terms of this Agreement affecting Intellectual Property rights, use of specimens, and ownership of data for activities under this Agreement are not intended to and do not affect any other existing or future agreements between any agency of the United States of America and AmpliPhi.

 13.02 Independent Contractors. The relationship of the Parties to this Agreement is that of independent contractors and not as agents of each other or as joint venturers or partners.

Final_June 2013	10

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 13.03 Use of Name or Endorsements. (a) The Parties shall not use the name of the other Party on any product or service which is directly or indirectly related to either this Agreement or any patent license or assignment agreement which implements this Agreement without the prior approval of the other Party. (b) By entering into this Agreement, USAMRMC does not directly or indirectly endorse any product or service provided, or to be provided, by AmpliPhi, its successors, assignees, or licensees. AmpliPhi shall not in any way imply that this Agreement is an endorsement of any such product or service. Press releases or other public releases of information shall be coordinated between the Parties prior to release, except that the USAMRMC may release the name of the AmpliPhi and the title of the research without prior approval from AmpliPhi.

 13.04 Survival of Specified Provisions. The rights specified in provisions of this Agreement covering Patent Rights (Article 6), Background Patents and Background Inventions (Article 8), Subject Data and Confidential Information (Article 9), Disputes (Article 11), Liability (Article 12), Governing Law (Article 13.00), Substitution for U.S. FDA Licensure (Article 13.08), and Transfer to Third Party (Article 13.09) shall survive the termination or expiration of this Agreement.

 13.05 Notices. All notices pertaining to or required by this Agreement shall be in writing and shall be signed by an authorized representative addressed as follows:

If to AmpliPhi:	Technical Point of Contact (POC):
Philip J. Young President and CEO
AmpliPhi Bioscience Corporation
E-mail : pjy@ampliphibio.com
www.ampliphibio.com
Phone: +1-650-888-2422

If to USAMRMC:	POC:
LTC Jamie Blow, PhD
US Army Medical Research and Materiel Command
504 Scott Street
Fort Detrick, Maryland 21702-5012
001-301-619-7616
Jamie.Blow@us.army.mil

Final_June 2013	11

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Technical POC:
Dr. Mikeljon Nikolich
Walter Reed Army Institute of Research
503 Robert Grant Avenue
Silver Spring, MD 20910
Tel: 301-319-9469
mikeljon.nikolich @us.army.mil

Technical POC:
Dr. Cliff Snyder
U S Army Medical Materiel Development Activity
1430 Veterans Drive
Fort Detrick, Maryland, 21702
301 619-4821
Clifford.Snyder@us.army.mil

CRADAPOC:
Judy Holian, Chief ORTA Officer
United States Army Medical Materiel Development Activity
ATTN: Office of Research and Technology Applications
1430 Veterans Drive
Fort Detrick, MD 21702
301-619-47 12
Judy.Holian@us.army.mil

POC (WRAIR):	Commander/Director
Walter Reed Army Institute of Research
ATTN: Office of Research and Technology Applications
503 Robert Grant Avenue
Silver Spring, MD 20910-7500

Any Party may change such address(es) by notice given to the other in the manner set forth above.

 13.06 Modifications. This Agreement may be modified at any time upon mutual consent as agreed upon in writing in an amendment or other instrument signed by both Parties. Modifications may include, but not be limited to, changes in the SOW.

 13.07 FDA Priority Review Voucher. Should the specific phage products being collaborated on between the Parties qualify for and be awarded a priority review voucher, or equivalent, under US or EU law, the Parties agree to equally share any benefit obtained therefrom. The Parties agree to discuss the application, disposition, or use of any such voucher.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

 13.08 Substitution for U.S. FDA Licensure. To ensure the continued development and commercial availability of those therapeutic bacteriophage products which the Parties will collaborate to develop under this Agreement, AmpliPhi will notify the USAMRMC in writing within 30 days of any AmpliPhi management decision that AmpliPhi will not pursue U.S. FDA licensure of any such therapeutic bacteriophage product and/or commercial marketing of such product as originally agreed upon. If requested by USAMRMC upon receipt of notice, AmpliPhi will transfer the IND, the Orphan Drug Status, the New Drug Application and all associated product/regulatory documentation related to such therapeutic bacteriophage product to USAMRMC. If such material was developed by the AmpliPhi, the provision of this material to USAMRMC will be upon fair and reasonable terms negotiated in good faith between AmpliPhi and USAMRMC. If such material was provided by USAMRMC originally, such material will be returned without negotiation or compensation.

 13.09 Transfer to Third Party. Also to ensure the continued development and commercial availability for the U.S. Army of those therapeutic bacteriophage products which the Parties will collaborate to develop under this Agreement, AmpliPhi will ensure that any transfer of the IND or NDA for such products to a third party will ensure that the third party is obligated to comply with Article 13 paragraph 13.08 of this Agreement as if it were AmpliPhi.

 Article 14. Duration of Agreement and Effective Date

 14.00 Effective Date. This Agreement shall enter into force as of the date it is signed by the last authorized representative of the Parties.

 14.01 Signature Execution. This Agreement may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, which may be a facsimile signature, each of which when executed and delivered, by facsimile transmission, mail, or email delivery will be an original and all of which will constitute but one and the same Agreement.

 14.02 Expiration Date. This Agreement will automatically expire five (5) years from effective date unless it is revised by written notice and mutual agreement or terminated in accordance with the terms of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by their duly authorized representatives as follows:

For AmpliPhi:

Philip J. Young	Date
President and CEO
AmpliPhi BioSciences Corporation

For the U.S. Government (WRAIR):

Ralph L. Erickson	Date
Colonel, U.S. Army
Commanding
Walter Reed Army Institute of Research

For the U.S. Government (USAMMDA):

Stephen J. Dalal	Date
Colonel, VC, U.S. Army
Commanding
US Army Medical Materiel Development Activity

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Appendix A

Scope of Work: Bacteriophage Research and Development

Research Title: Research and development of therapeutic bacteriophages for bacterial soft skin and tissue infections and diarrheal diseases.

Acronyms:

a.	DoD:	Department of Defense
b.	AmpliPhi:	AmpliPhi Biosciences Corporation
c.	BLA:	Biologic License Application
d.	BPF:	Bioproduction Facility, WRAIR
e.	FDA:	US Food and Drug Administration
f.	IND:	Investigational New Drug
g.	NDA:	New Drug Application
h.	USAMRMC:	US Army Medical Research and Materiel Command, Fort Detrick
i.	WRAIR:	Walter Reed Army Institute of Research,
(a subordinate command of USAMRMC)
j.	USAMMDA:	US Army Medical Materiel Development Activity,
(the advanced development agency of USAMRMC)
k.	cGMP:	Current Good Manufacturing Practice
l.	GLP:	Good Laboratory Practice
m.	GCP:	Good Clinical Practice

Background:

In recent decades, the increase in antibiotic-resistant bacterial strains has become a serious threat to the treatment of infectious diseases. Drug resistance of S. aureus and Pseudomonas aeruginosa has become a major problem in hospitals of many countries, including developed ones. A dramatic worldwide increase of antibiotic-resistant bacterial infections has been observed over the last few decades. The CDC estimates that 80,000 hospitalized patients experience a nosocomial infection with methicillin-resistant S. aureus (MRSA) every year. Multidrug resistant S. aureus and Pseudomonas aeruginosa has also been a significant challenge for the United States military in its medical treatment facilities during the military engagements of the past decade, including in combat wound infections.

Bacteriophages offer a unique approach to the treatment of bacterial pathogens, ideally targeting a specific organism while having minimal impact on either host cells or the normal bacterial flora. During the last several years phage treatment again became one of the most promising alternative therapies for treatment of bacterial infections.

Bacteriophages (or phages) are viruses that infect and kill bacteria but not mammalian cells. The implications of phage-directed bacterial death for treatment of bacterially-induced diseases are apparent. Bacteriophages were first used to treat dysentery in Paris in 1919. The discovery of antibiotics essentially halted the exploration of the use of bacteriophage therapy in the West, but the emergence of antibiotic-resistant bacteria has revived interest in phage therapy. Unlike the situation in the West, bacteriophage therapy was developed within the former Soviet Union and Poland, and is used today in Georgia and Russia, and to a limited extent in Poland.

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AmpliPhi Biosciences Corporation and Special Phage Services (“SPS”) formally merged in September 2012 forming a company with combined complementary technologies and expertise in bacteriophage-based therapies to create a development stage pipeline of innovative anti-bacterials addressing the rapidly growing global market treating antibiotic resistant infections. Over the past seven years both companies have developed portfolios of phage-based antibacterial product candidates. The combination of the two companies creates the critical mass required to take these much-needed products into clinical trials and set the stage for possible development and commercialization partnerships.

AmpliPhi’s focus is the development of treatments for bacterial infections that are resistant to conventional antibiotics. Initial targets include certain of the so-called ESKAPE organisms (an acronym for Enterococcusfaecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, and Enterobacter species), for example global pandemic strains of Pseudomonas aeruginosa, MRSA (Methicillin Resistant Staphylococcus aureus) and Klebsiella species, as well as Escherichia coli and other hospital-related infections.

There is currently no FDA-approved bacteriophage therapy for human infections. USAMRMC has extensive experience as an FDA product sponsor for a wide range of product types, and has the capability to manufacture cGMP products, interact with the FDA to develop an approval strategy, and file the necessary applications required to initiate regulated clinical research. USAMRMC plans to collaborate with the AmpliPhi to develop phage-based therapeutics of interest to the Department Of Defense (DoD). A collaboration between AmpliPhi and the United States Army will combine the experience, expertise, and resources of both Parties to expedite development, testing, and FDA approval of therapeutic bacteriophages to treat skin and soft tissue infections and diarrheal diseases.

Collaboration:

A. Parties agree to:

1) Work collaboratively on the development of bacteriophages of mutual interest for FDA licensure.

2) Continue working towards successful testing and GMP manufacture of bacteriophages at the WRAIR Pilot Bioproduction Facility (PBF).

3) Develop a detailed regulatory strategy and work plan to move phage to FDA licensure.

4) Share bacteriophage development costs as negotiated and agreed upon.

B. AmpliPhi agrees to:

1) Assume all responsibilities of sponsor with the FDA

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2) Select and provide pure preparations of individual therapeutic bacteriophage candidates against three target pathogens, Pseudomonas aeruginosa, Staphylococcus aureus and Escherichia coli, with the identities of the therapeutic bacteriophages listed as 1) phages against Pseudomonas aeruginosa: Pa 35, Pa 92, Pa 121, Pa 124, Pa 125, Pa 159, Pa 160, Pa 162, Pa 163, Pa 165, Pa 167, Pa 168, Pa 171, Pa 173, Pa 176, Pa 177, Pa 179, Pa 182, Pa 187, Pa 189, Pa 190, Pa 191, Pa 193; 2) phages against Staphylococcus aureus: Sa 12, Sa 34, Sa 38, Sa 42, Sa 44, Sa 51, Sa 53, Sa 59; and 3) phages against Escherichia coli (Ec 8, Ec 9, Ec 15, Ec 16, Ec 35, Ec 38, Ec 40, Ec 43, Ec 50, Ec 53, Ec 60, Ec 61. These will be provided from the AmpliPhi phage library for testing against Army and WRAIR pathogen isolate diversity panels. [Note: the identification numbers listed may be altered at a later stage as the therapeutic bacteriophages are paired to an appropriate manufacturing strain.]

3) Provide to WRAIR (under separate Material Transfer Agreements) bacterial host strains matched for optimal propagation of the Staphylococcus aureus phages that are provided. Pseudomonas aeruginosa and Escherichia coli paired host strains either have already been or will be provided to WRAIR at a mutually agreeable time.

4) Provide detailed methods for characterization and evaluation of the bacteriophage so these analyses can be replicated at WRAIR. Protocols will be provided for testing bacterial strain sensitivity to phage treatment.

5) Provide known sequence data for selected phages for the following organisms: Pseudomonas aeruginosa, Staphylococcus aureus and Escherichia coli.

6) Provide strain history documentation for Pseudomonas aeruginosa, Staphylococcus aureus and Escherichia coli bacterial strains being delivered for GMP production to include:

a)	Original isolate, passage history, cell count (CFU/mL), evidence of purity and identification, phage susceptibility, and any other informative test and characterization results, as available.

b)	Growth characteristics: culture medium type and composition, additives, optical density and CFU during growth (growth curve); optimal time of harvest and optimal density (OD/CFU) for freezing in vials.

7) For bacteriophage strains provide:

a)	Identity, purity and potency testing documentation to include testing for residual host cell debris.

b)	Harvesting procedures: clarification of phage harvest, optimal freezing methods and cryopreservative for harvest and purification methods.

c)	Provide stability data and storage conditions.

8) Coordinate bacteriophage manufacturing expert (Frenk Smrekar, CEO of JAFRAL, Slovenia and/or others) to work at the WRAIR PBF for phage manufacture.

9) Provide GLP nonclinical toxicology animal testing if deemed necessary.

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10) Regarding FDA communications and meetings for CRADA- associated bacteriophage products:

a)	Provide/share with USAMRMC team all correspondence with the FDA.

b)	Provide FDA submissions to USAMRMC team for advanced review and comment. Parties will agree in advance on review timeframe and schedule.

c)	Invite USAMRMC regulatory representatives to attend all FDA meetings.

C. USAMRMC (WRAIR) agrees to:

1) Through executed Material Transfer Agreements (MTAs) provide to AmpliPhi bacterial strains (, Staphylococcus aureus and Escherichia coli) for:

a)	Qualification, as needed, for manufacturing hosts

2) Produce GMP phage for Phase I and II clinical trials in collaboration with AmpliPhi. This includes:

a)	Produce GMP Master and Working Cell Banks for Staphylococcus aureus and Escherichia coli host strains.

b)	Produce GMP phage Master and Working Seeds (if needed).

c)	Produce GMP clinical bulk lots of phage.

d)	Fill GMP clinical drug substance and drug product Jots into final vials.

e)	Mix and fill drug product.

f)	Test all cell banks, seeds, clinical lot bulk, and clinical lot final phage products for release according to proposed specifications.

g)	Establish stability storage and testing program.

3) Conduct whole genome sequencing if required, of bacteriophage provided by AmpliPhi.

USAMRMC (USAMMDA) agrees to:

4) Provide expertise and assistance for the development, and completion of all necessary FDA documentation for each phage for FDA licensure.

5) Provide required documentation to AmpliPhi in proper format for submission to the FDA.

6) Ensure GLP, GMP, and GCP compliance through USAMMDA Clinical Services Support Division (CSSD), as mutually agreed upon. Such activities and associated costs will be described in a future Clinical Trial Agreement or future Modification to the CRADA and may include:

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a)	Manufacturing oversight; review of batch records and testing and product technical support of the overall Quality Systems Management for the program.

b)	Provide Module 2 and 3 development and review.

c)	Provide nonclinical study consultation and protocol design; review of draft final study report; provide Module 2 and 4 development and review.

d)	Provide clinical trial monitoring; protocol and Investigator’s Brochure consultation and review; site training.

e)	Provide safety surveillance and maintain Part 11 compliant safety database.

f)	Provide data management, and maintain Part 11 electronic data capture system.

g)	Provide biostatistical support, including clinical study design consultation, SAS programming and data analysis.

7) Facilitate communications with ISR personnel for initial development of clinical protocol (needed for pre-IND meeting discussions) and subsequent implementation of study.

8) Provide input and review for BARDA grant application.

Appendix B- Budgets

Appendix C – Roles and Responsibilities Table

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Appendix B- Budget

[*****]

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Appendix C – Roles and Responsibilities Table

Working document to outline overall program responsibilities. USAMRMC and AmpliPhi agree to update this checklist upon mutual agreement to the changes.
	US Army	AmpliPhi
Administrative
Establish MTA	X	X
Establish CRADA	X	X

Lead Selection (burns)
Prep phage stocks (AmpliPhi)		X
Ship P aer phage and mfr hosts to USArmy		X
Screen phage against burn isolates	X
Identify prototype mixes	X
Transfer phage for PD	X
Conduct PD		X
Sequence analysis	P	S
Test prototype mixes	X
Optimize prototype mixes	X
Test prototype mixes	X
Identify Lead	X

Lead Selection (wounds)
Ship S aur phage and likely mfr hosts to USArmy		X
Screen phage against wound isolates	X
Identify potential manufacturing hosts	X
Grow candidate phage in manufacturing hosts	X
Screen candidate phage against wound isolates	X
Identify prototype mixes	X
Conduct PD		X
Sequence analysis	P	S
Test prototype mixes	X
Optimize prototype mixes	X
Test prototype mixes	X
Identify Lead	X

Surveillance Program
Source bacterial isolates	P	S
Screen product sensitivity		X

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CMC
Lock down manufacturing process		X

MCB
Ship bacteria		X
Prepare MCBs	X
Release testing - MCBs	X

Phage Mfr - Burns
Tech transfer		X
Manufacture engineering (CF) lots	X
Purify engineering (CF) lots	X
Manufacture 3 x burn phage DS lots	X
Purify 3 burn phage DS lots	X
Release testing - burn phage DS lots	X
Fill engineering lot burn phage DP	X
Release testing - burn phage DP lots	X

Phage Mfr - CF
Manufacture 3 x CF phage lots	X
Purify 3 CF phage lots	X
Release testing - CF phage lots	X

Phage Mfr - MRSA
Manufacture 3 x MRSA phage lots	X
Purify 3 MRSA phage lots	X
Release testing - MRSA phage lots	X

Stability Program - Burns, CF and Wounds
MCB (and WCB)	X
DS	X
DP	X

Analytical - Burns, CF and Wounds
Develop HCP assay		X
Transfer of analytical methods		X

Regulatory/Project management-Burns, CF and
Request pre-IND meeting		X
Prepare request letter	S	P
Prepare briefing document (including clinical synopsis)	S	P
F-2-F	S	P
Submit briefing document		X
Conduct pre-IND meeting	S	P
Prepare IND	S	P

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File IND		X

Nonclinical - Burns, CF and Wounds
Conduct pharmacology studies	P	S
Review protocol and contract	P	S
Report review	P	S
Report writing	P

Conduct tox studies - Burns, CF and Wounds
Single dose tox	S	P
Repeat dose tox	S	P
Report writing	X
Report review		X

Clinical - Burns, CF and Wounds
Protocol writing	X
Protocol review		X
Prepare IB	P	S
Prepare budgets and contracts with clinical sites(s)	X
Conduct Investigator meeting	S	P
Review CRF with Clinical Site personnel	X
Submit protocol for IRB review	X
Initiation visits	X
Report writing	X
Report review		X

Site Management
Monitoring	X

Data management
Set up clinical (and safety) database	X
Draft CRF	X
Finalize CRF	X
Database cleaning	X
Database lock	X

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